Exhibit 99.1

Jack in the Box Inc. Provides Business Update and Announces Upcoming Investor Events, including Virtual Meet and Greet with Incoming CEO, Darin Harris

SAN DIEGO--(BUSINESS WIRE)--June 10, 2020--Jack in the Box Inc. (NASDAQ: JACK) today reported an update on financial performance amidst the COVID-19 pandemic and announced management will participate in upcoming investor conferences and will host a virtual meet and greet with incoming CEO, Darin Harris.

Business Update

Same-store Sales (unaudited)

Jack in the Box® system same-store sales have accelerated into the third quarter, with same-store sales through the first eight weeks ended June 7, 2020, increasing approximately 5 percent. Following this update, the company currently expects to return to its typical quarterly reporting calendar and does not intend to issue further interim updates. The company plans to report its third quarter earnings on August 5, 2020.

Upcoming Investor Events

Investor Conferences

Jack in the Box Inc. management will participate in two upcoming investor conferences. The presentation dates are:

  June 16, 2020, 10:15 a.m. ET – Oppenheimer Virtual Consumer Growth and E-Commerce Conference
  June 24, 2020, 3:00 p.m. ET – Jefferies Virtual Consumer Conference

Meet and Greet with Incoming CEO, Darin Harris

To introduce incoming CEO, Darin Harris, to the investment community, Jack in the Box Inc. will host a virtual meet and greet on June 29, 2020, at 4:00 p.m. ET. The format of the webcast will be a fireside chat with Jeff Thomas, SVP, Head of Western US Listings & Capital Markets at Nasdaq. There will be no live Q&A as Darin is still onboarding with the business, but the company will collect questions from the investment community prior to the webcast. To find more details on this event, visit http://investors.jackinthebox.com.

To access the live webcast of the presentations through the internet, log onto the Jack in the Box Inc. Investors page at http://investors.jackinthebox.com at least 15 minutes prior to the audio presentation to download and install any necessary software. The webcasts will be available for replay using that same link for 30 days following the event.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states. Known as the pioneer of all-day breakfast, and the late-night category, Jack in the Box prides itself on being the curly fry in a world of regular fries. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com. If you have media inquiries, please reach out to media@jackinthebox.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding projected system same-store sales for the third quarter ended July 5, 2020 and further impacts that COVID-19 pandemic may have on our future operations. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the potential impacts to our business and operations resulting from the coronavirus COVID-19 pandemic, the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, including federal, state and local policies regarding mitigation strategies for controlling the coronavirus COVID-19 pandemic, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; adverse investor response to the company's temporary suspension of dividends and its stock repurchase program; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

Contacts

Investor Contact:
Rachel Webb, (858) 571-2683